Exhibit 21 Subsidiaries of the Registrant
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Company                                     State of Incorporation
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ImageMax of Virginia, Inc.                  Virginia
ImageMax of South Carolina, Inc.            Pennsylvania
ImageMax of Arizona, Inc.                   Pennsylvania
ImageMax of Ohio, Inc.                      Ohio
Ammcorp Acquisition Corp.                   Pennsylvania
ImageMax of Indiana, Corp.                  Indiana
ImageMax of Delaware, Inc.                  Delaware